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[LOGO]  STATE OF WASHINGTON                              ARTICLES OF AMENDMENT
        SECRETARY OF STATE                                     WASHINGTON
        Ralph Munro, Secretary of State                    PROFIT CORPORATION
                                                        (Per Chapter 23B.10 RCW)
 . Please PRINT or TYPE in black ink                             FEE: $30
 . Sign, date and return original AND ONE COPY to:

  CORPORATIONS DIVISION                              EXPEDITED (24-HOUR) SERVICE
  505 E. UNION - PO BOX 40234                        AVAILABLE - $20 PER ENTITY
  OLYMPIA, WA 98504-0234                                INCLUDE FEE AND WRITE
                                                     "EXPEDITE" IN BOLD LETTERS
 . BE SURE TO INCLUDE FILING FEE. Checks                 ON OUTSIDE OF ENVELOPE
  should be made payable to "Secretary of State"

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IMPORTANT! Person to contact about        |          Daytime Phone Number
this filing                               |          (with area code)
                                          |
Rosalynn Christian                        |          (972) 507-5275
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                     AMENDMENT TO ARTICLES OF INCORPORATION

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NAME OF CORPORATION (As currently recorded with the Office of the
Secretary of State)

GTE Northwest Incorporated
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UBI NUMBER  |   CORPORATION NUMBER   |   AMENDMENTS TO ARTICLES OF INCORPORATION
            |   (If known)           |   WERE ADOPTED ON
            |                        |
313013420   |   21682166             |   June 15, 2000
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EFFECTIVE DATE     (Specified effective date may be up to 90 days AFTER receipt
OF ARTICLES OF     of the document by the Secretary of State)
AMENDMENT          / / Specific Date: ______________________
                   /X/ Upon filing by the Secretary of State
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ARTICLES OF AMENDMENT WERE ADOPTED BY (Please check ONE of the following)
  / / Incorporators. Shareholders action was not required
  / / Board of Directors. Shareholders action was not required
  /X/ Duly approved shareholder action in accordance with Chapter 23B.10 RCW
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          AMENDMENTS TO THE ARTICLES OF INCORPORATION ARE AS FOLLOWS
 If amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment must be included.
          If necessary, attach additional amendments or information.

ARTICLE I  The name of the corporation shall be Verizon Northwest Inc.




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SIGNATURE OF OFFICER OR CHAIRPERSON

This document is hereby executed under penalties of perjury, and is, to the best of my knowledge, true and correct.

   /s/ Rosalynn Christian             Rosalynn Christian            6-30-2000
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  Signature of Officer                Printed Name                  Date
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  CORPORATIONS INFORMATION AND ASSISTANCE - 360/753-7115 (TDD - 360/753-1485)